UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 4, 2026
Oscar Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor
New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)
(646) 403-3677
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 4, 2026, Oscar Health, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 10, 2026 (the “Record Date”), there were 265,530,268 shares of Class A common stock outstanding, each share being entitled to one vote, and 35,591,356 shares of Class B common stock outstanding, each share of Class B common stock being entitled to 20 votes. At the Annual Meeting, the holders of 820,307,497 votes of the Common Stock were represented in person or by proxy, constituting a quorum.

The stockholders of the Company voted as follows at the Annual Meeting:

Proposal 1 – Election of eight director nominees to serve until the 2027 Annual Meeting:

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
Mark T. Bertolini	772,818,926	1,558,102	45,930,469
William J. Gassen III	750,059,354	24,317,674	45,930,469
Joshua Kushner	773,650,856	726,172	45,930,469
Laura Lang	773,617,446	759,582	45,930,469
David Alexander Plouffe	770,608,329	3,768,699	45,930,469
Siddhartha Sankaran	771,818,551	2,558,477	45,930,469
Mario Schlosser	773,697,551	679,477	45,930,469
Vanessa Ames Wittman	772,915,630	1,461,398	45,930,469

Proposal 2 – Advisory vote to approve named executive officer compensation:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
765,188,330	8,859,050	329,648	45,930,469

Proposal 3 – Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026:

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
819,470,681	710,425	126,391	–

Based on the foregoing votes, the eight director nominees were elected, and Items 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

By:	/s/ Adam McAnaney
Name:	Adam McAnaney
Title:	Chief Legal Officer
Date: June 9, 2026